Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                               ________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                               ________________
                                MOTOROLA, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                 38-1115800
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
Incorporation or organization)

              1303 East Algonquin Road, Schaumburg, Illinois 60196
                               (847) 576-5000
               (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                              ___________________

                               Carl F. Koenemann
              Executive Vice President and Chief Financial Officer
                           1303 East Algonquin Road
                         Schaumburg, Illinois  60196
                                (847) 576-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  Copies to:

                                Carol Forsyte
                               Senior Attorney
                           1303 East Algonquin Road
                         Schaumburg, Illinois  60196
                                (847) 576-5000
                                 ____________

      Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following
box.    X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                       CALCULATION OF REGISTRATION FEE
___________________________________________________________________________

Title of Each Class  Amount to    Proposed        Maximum      Amount
of Securities to Be  Be           Maximum         Aggregate    of
Registered           Registered   Offering Price  Offering     Registration
                                  Per Unit (1)    Price (1)    Fee (2)

$3 Par Value         4,201        $54.01          $226,896.01  $100.00

___________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the highest and lowest reported sales price of the registrant's Common Stock for the New York Stock Exchange--Composite Transactions on August 29, 1996.

(2) Minimum fee required pursuant to Section 6(b) of the Securities Act of 1933.

                              ___________________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS DATED  August 29, 1996
SUBJECT TO COMPLETION

PROSPECTUS

     Motorola, Inc.
     1303 East Algonquin Road
     Schaumburg, Illinois  60196
     (847) 576-5000
___________________________________________________________________________

                               4,201 Shares
                               Common Stock,
                               $3 par value
___________________________________________________________________________

     This Prospectus relates to up to 4,201 shares (the "Shares") of Common Stock, $3 par value ("Common Stock"), of Motorola, Inc. ("Motorola" or the "Company") which may be offered and sold from time to time by the persons (the "Selling Shareholders") who have acquired the shares in connection with a merger ("Merger") of EMTEK Health Care Systems, Inc. ("EMTEK") with
and into the Company effective May 1, 1996.   See "SELLING SHAREHOLDERS"
for the identity of such persons and "SHARES COVERED BY THIS PROSPECTUS". The sale of the Shares may be effected from time to time in one or more transactions (which may involve block transactions, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the New York Stock Exchange or the Chicago Stock Exchange, or any other stock exchange on which the Company's Common Stock is listed, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, including an underwritten offering, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any brokers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. These brokers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. The Company shall have the right to select the managing underwriter or underwriters, if any, of any offering of the Shares.

     The closing sale price of the Common Stock, as reported for the New York Stock Exchange-Composite Transactions for August 29, 1996 was $54.00. The Company is not offering any shares under this Prospectus and none of the proceeds from the sale of the Shares pursuant to the transactions described above will be received by the Company. The expenses of issuance and distribution of the Shares, payable by the Company, are estimated to be $4,700.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________________________________________________________________________

The date of this Prospectus is                                   , 1996.

                         AVAILABLE INFORMATION

     Motorola, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 75 Park Place, New York, New York 10007 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-7221) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996 and June 29, 1996.

     3. The description of the Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendment or report filed for the purpose of updating such description.

     4. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 15, 1988, as amended by amendments on Form 8 dated August 9, 1990 and December 2, 1992 and Form 8-A/A dated February 28, 1994.

     5. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares hereunder.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Secretary, Motorola, Inc., Corporate Offices, Motorola Center, 1303 East Algonquin Road, Schaumburg, Illinois 60196, telephone: (847) 576-5000.
                            _____________________

                                THE COMPANY

     Motorola is a corporation organized under the laws of Delaware as the successor to an Illinois corporation organized in 1928. As used herein, "Motorola" or the "Company" refers to Motorola, Inc. and its subsidiaries, unless otherwise indicated by the context. Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196, telephone: (847) 576-5000.

     Motorola, one of the world's leading providers of electronic equipment, systems, components and services for worldwide markets, is engaged in the design, manufacture and sale, principally under the Motorola brand, of a diversified line of such products. These products include two-way land mobile communications systems, paging systems and other forms of electronic communication systems; cellular mobile and portable telephones and systems; semiconductors, including integrated circuits, discrete devices and microprocessor units; information systems products such as modems, multiplexers and network processors; electronic equipment for military and aerospace use; electronic engine controls, and other automotive and industrial electronic equipment; and multifunction computer systems for distributed data processing and office automation applications. Motorola also provides paging, cellular telephone and shared mobile radio services. "Motorola" is a registered trademark of Motorola, Inc.

                    SHARES COVERED BY THIS PROSPECTUS

     The Shares covered by this Prospectus may be sold from time to time by the persons who have acquired the shares of Common Stock in the Merger who wish to sell such shares. The names of the Selling Shareholders are listed under "Selling Shareholders". The Shares being offered hereby are being offered directly by the Selling Shareholders and Motorola will receive no proceeds from the sale of any of the Shares.

     The sale of the Shares may be effected from time to time in one or more transactions (which may involve block transactions, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the New York Stock Exchange or the Chicago Stock Exchange or any other stock exchange on which the company's common Stock is listed, in special offerings, exchange distributions or secondary distributions pursuant and in accordance with the rule of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise including an underwritten offering, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any brokers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. These brokers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. The Company shall have the right to select the managing underwriter or underwriters, if any, of any offering of the Shares.

     Each Selling Shareholder has agreed that he, she or it may only offer, sell, transfer or otherwise dispose of the Shares pursuant to and in accordance with the plan of distribution contemplated by this Registration Statement. Each Selling Shareholder has agreed not to sell the Shares prior to the date which is five business days after the date upon which notice of a proposed sale is delivered to the Company.

     The Company has agreed to pay (except as described in the next sentence) all fees and expenses incurred in connection with preparing and filing this Prospectus and the Registration Statement. The Selling Shareholders will pay the fees and expenses of their attorneys in connection with such preparation and filing and all other fees in connection with the sale of the Shares including underwriting expenses, if any, and stock transfer taxes due or payable in connection with the registration and sale of Shares.

     The Company has agreed to indemnify the Selling Shareholders and any underwriter of a Selling Shareholder against certain liabilities, including liabilities under the Securities Act of 1933. In addition, each Selling Shareholder has agreed to indemnify the Company and any underwriter of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

                          SELLING SHAREHOLDERS

     The persons listed below ("Selling Shareholders"), have acquired the
Shares in the Merger with and into the Company effective May 1, 1996.   The
Selling Shareholders together with any successors-in-interest may sell the Shares from time to time.

     None of the Selling Shareholders has had any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years, except that each of the Selling Shareholders (other than Debra Ostler and one of the co-trustees of the Callanan Living Trust) was an employee and shareholder of EMTEK at the time of the Merger and is an employee of the Company.

     The table below indicates, as of August 29, 1996 for each of the Selling Shareholders, the number of shares of Common Stock beneficially owned, and the number of shares of Common Stock to be offered for each stockholder's account. The number of shares of Common Stock owned by each of the Selling Shareholders after completion of the offering (assuming all shares of Common Stock offered hereunder are sold) is also shown. None of the Selling Shareholders is anticipated to own more than 1% of the Common Stock after the offering is completed.

                                                          Shares of Common
                  Shares of Common     Shares of Common   Stock Owned After
                  Stock Beneficially   Stock to be        Completion of
Name              Owned                Offered            the Offering

Callanan Living Trust    172                172                   -0-
Wendi S. Brown Hart       43                 43                   -0-
Lorene S. Hipkins        258                258                   -0-
James E. McDonald        258                258                   -0-
David V. Ostler          172                172                   -0-
Michael R. Ostler &
Debra L. Ostler          323                323                   -0-
Ronald Paul            1,553              1,533                   -0-
Stanley C. Person        388                388                   -0-
Richard E. Shelton       517                517                   -0-
Audree A. Thurman      1,294                517                   777


                    RIGHTS TO PURCHASE PREFERRED SHARES

     Each outstanding share of Common Stock is accompanied by one-quarter of a preferred stock purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Company one-thousandth of a share of Junior Participating Preferred Stock, Series A, par value $100 per share, of the Company (the "Preferred Shares"), at a price of $150 per one-thousandth of a Preferred Share (the "Preferred Share Purchase Price"), subject to adjustment. The terms of the Rights are set forth in the Rights Agreement, as amended between the Company and Harris Trust and Savings Bank as Rights Agent (the "Rights Agreement").

     The following summary of certain provisions of the Rights and the Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Rights and the Rights Agreement, including particular provisions or defined terms of the Rights Agreement. A copy of the Rights Agreement has been filed with the Commission as an exhibit to a Registration Statement on Form 8-A, which, as amended by Forms 8 and a Form 8-A/A is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     The Rights become exercisable (and transferable apart from the Common Stock) on the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock and (ii) 10 days following the commencement or announcement of a tender offer or exchange offer for 30% or more of the outstanding shares of Common Stock (the earlier of such dates being the "Distribution Date").

     Pursuant to the Rights Agreement, the holders of shares of Common Stock issued after November 20, 1988 (including shares issued upon the exercise of options) and until the earlier of (i) the Distribution Date,
(ii) the date the Rights are redeemed, and (iii) the date the Rights expire, will also be entitled to one Right for each such share of Common Stock. Until the Distribution Date, the Rights will be evidenced by the certificates for shares of Common Stock and will be transferred with and only with such shares of Common Stock.

     If the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, each holder of a Right will thereafter have the right to receive, upon the exercise of the Right, that number of shares of common stock of the acquiring company having a market value (as determined under the Rights Agreement) of two times the exercise price of the Right. If the Company were the surviving corporation in a merger or other business combination involving an Acquiring Person and the shares of Common Stock were not changed or exchanged, in the event that an Acquiring Person acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, then each holder of a Right, other than those Rights that are or were beneficially owned by the Acquiring Person on or after the earlier of the Distribution Date or the date the Acquiring Person acquires 20% or more of the outstanding Common Stock (which Rights will thereafter be void), will thereafter have the right to receive, upon exercise, that number of shares of Common Stock having a market value (as determined under the Rights Agreement) of two times the exercise price of the Right. Notwithstanding the prior sentence, after one of the events in the prior sentence occurs, the Board of Directors may exchange outstanding and exercisable Rights (except those held by an Acquiring Person, which shall be void) for Common Stock (or Common Stock-equivalents) at an initial exchange ratio of one share of Common Stock per Right, without the payment of the exercise price of the Right.

                       VALIDITY OF COMMON STOCK

     Certain legal matters will be passed upon for the Company by Carol Forsyte, Senior Attorney of the Company. As of August 29, 1996, Ms. Forsyte held options to purchase 400 shares of Common Stock.

                               EXPERTS

     The consolidated financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in this Prospectus have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.


                                 PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All dollar amounts in the following table are estimates except the amount of the registration fee under the Securities Act of 1933.


      Securities and Exchange Commission Filing Fee        $   100
      Legal Fees and Expenses                                1,000
      Accounting Fees and Expenses                           1,100
      Listing Fees and Expense                               1,500
      Miscellaneous                                          1,000

           Total                                           $ 4,700

     These fees are to be borne by the Company, except for the legal fees of the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     The Company's Restated Certificate of Incorporation and By-Laws and its Directors' and Officers' Liability Insurance Policy provides for indemnification of the directors and officers of the Company against certain liabilities.

ITEM 16.  LIST OF EXHIBITS

     The exhibits to this Registration Statement are listed in the Exhibit Index elsewhere herein.

ITEM 17.  UNDERTAKINGS

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation or By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacities indicated, in the Village of Schaumburg, State of Illinois, on the 29th day of August, 1996.


                                                MOTOROLA, INC.

                                                By: /s/ Carl F. Koenemann
                                                    Carl F. Koenemann
                                                    Attorney-in-Fact for
                                                    Gary L. Tooker
                                                    Vice Chairman and Chief
                                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated, on the date or dates indicated.

     Signature                    Title                         Date(s)

Gary L. Tooker             Director and Principal           August 29, 1996
                           Executive Officer

Kenneth J. Johnson         Principal Accounting             August 29, 1996
                           Officer

By: /s/ Carl F. Koenemann
    Carl F. Koenemann
    Attorney-in-Fact

    /s/ Carl F. Koenemann  Principal Financial Officer      August 29, 1996
    Carl F. Koenemann


H. Laurance Fuller,        Majority of Directors            August 29, 1996
Christopher B. Galvin,
Robert W. Galvin,
Anne P. Jones, Donald R. Jones,
Judy C. Lewent, Walter E. Massey,
John F. Mitchell, Thomas J. Murrin,
Nicholas Negroponte, John E. Pepper, Jr.
Samuel C. Scott, III, William J. Weisz,
B. Kenneth West, John A. White


By: /s/ Carl F. Koenemann
    Carl F. Koenemann
    Attorney-in-Fact



No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


______________





4,201 Shares



MOTOROLA, INC.



Common Stock
($3 par value)


                               EXHIBIT INDEX


EXHIBIT
  NO.                       DESCRIPTION                              PAGE

(4)(a) Restated Certificate of Incorporation, as amended, of the Company, including Certificate of Designations for Junior Participating Preferred Stock, Series A (incorporated by reference to Exhibit 3(i)(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994).


(4)(b)    By-Laws of the Company, amended as of February 6, 1996
          (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

(4)(c) Rights Agreement dated as of November 9, 1988, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit (1) to the Company's Registration
          Statement on Form 8-A dated November 15, 1988).

(4)(d) Amendment dated August 7, 1990 to Rights Agreement between the Company and Harris Trust and Savings Bank, amending the Company's Registration Statement on Form 8-A dated November 15, 1988, (incorporated by reference to Exhibit 2 to the Company's Form 8 dated August 9, 1990).

(4)(e) Amendment No. 2 on Form 8 dated December 2, 1992, amending the Company's Registration Statement on Form 8-A dated November 15, 1988 (incorporated by reference to the Company's Form 8 dated December 2, 1992).

(4)(f) Amendment No. 3 on Form 8-A/A dated February 28, 1994, amending the Company's Registration Statement on Form 8-A dated November 15, 1988 (incorporated by reference to the Company's Amendment No. 3 on Form 8 A/A dated February 28, 1994).

(5)       Opinion of Carol Forsyte, Esq.

(23)(a)   Consent of KPMG Peat Marwick LLP

(23)(b) The Consent of Carol Forsyte, Esq. is included in Exhibit 5 to this Registration Statement

(24)      Powers of Attorney